NEWS BULLETIN
--------------------------------------------------------------------------------
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100
--------------------------------------------------------------------------------

For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             George Zagoudis
Chairman & CEO                          General Information
(312) 346-8100                          (312) 640-6663
                                        gzagoudis@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:           AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                            Tim Grace
Analysts/Investors                      Media Inquiries
(312) 640-6672                          (312) 640-6667
lloyet@financialrelationsboard.com      tgrace@financialrelationsboard.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                  NYSE: ORI
THURSDAY, APRIL 28, 2005

                        OLD REPUBLIC REPORTS DOUBLE-DIGIT
                        EARNINGS GROWTH FOR FIRST QUARTER

--------------------------------------------------------------------------------
                              Financial Highlights
              (unaudited; amounts in millions except share data and
        percentages; all per-share amounts are stated on a diluted basis)
--------------------------------------------------------------------------------

                                         Quarters Ended March 31,
                                ------------------------------------------
                                 2005              2004            Change
                                ------------------------------------------

Total Revenues                  $880.6            $822.4             7.1%
Net Operating Income            $109.1            $ 96.6            12.9%
Net Income                      $114.3            $106.4             7.4%
Diluted Earnings Per Share:
  Net Operating Income          $ 0.59            $ 0.52            13.5%
  Net Income                    $ 0.62            $ 0.57             8.8%
--------------------------------------------------------------------------------

Chicago - April 28, 2005 - Old Republic International Corporation (NYSE: ORI), today announced that net operating earnings rose by 12.9 percent in this year's first quarter. The increase stemmed largely from improved performance by the Company's General and Mortgage Guaranty insurance segments. Year-over-year, these two segments generated greater underwriting income, as well as moderate growth of investment income.

Old Republic's consolidated net operating earnings before net realized investment gains, amounted to $109.1 million, or 59 cents per share, for the first quarter of 2005, up from $96.6 million, or 52 cents per share in the same period of 2004. Inclusive of net realized investment gains, net income for this year's first quarter amounted to $114.3 million, or 62 cents per share, versus $106.4 million, or 57 cents per share in the year-ago period. Pretax earnings in last year's first quarter were affected adversely by required non-recurring stock option compensation charges of $5.6 million (or 2 cents per share after tax), representing the expense of a vesting acceleration of stock option costs.

                                     -more-

Old Republic International Corporation
Add 1

Consolidated Results

The major components of Old Republic's consolidated operating income and the resulting consolidated net income were as follows:

                                                    ($ in Millions)
                                        ----------------------------------------
                                                    Quarters Ended
                                                       March 31,
                                        ----------------------------------------
                                          2005            2004          % Change
                                        --------        --------        --------
Pretax operating income (loss):
  General                               $  84.8         $  74.3            14.2%
  Mortgage Guaranty                        64.6            57.4            12.5
  Title                                    12.8            13.2            -3.3
  Corporate and other                      (1.7)           (2.5)
Realized investment gains (losses):
  From sales                               13.0            15.6
  From impairments                         (5.1)            -
                                        --------        --------
     Net realized gains                     7.9            15.6
                                        --------        --------
Consolidated pretax income:               168.5           158.1             6.6
  Income taxes                             54.2            51.7             4.8
                                        --------        --------        --------
Net income                               $114.3          $106.4             7.4%
                                        ========        ========        ========
Components of diluted earnings per share:
 Net operating income                   $  0.59         $  0.52            13.5%
 Net realized gains                        0.03            0.05
                                        --------        --------
 Net Income                             $  0.62         $  0.57             8.8%
                                        ========        ========        ========


Both net operating income and net income figures are given to highlight the impact of certain accounting rules or securities market-driven considerations that affect the recording of investment gains or losses and can lead to lessened period-to-period comparability. The realization of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. In particular, write-downs of securities deemed other than temporarily impaired are affected by some of these factors as well as industry or issuer-specific developments that can call for the recognition of a permanent loss of market value or non-recoverability of asset cost.

Consolidated revenues in the first quarter totaled $880.6 million, up 7.1 percent from $822.4 million in the same period of 2004. Net premiums and fees earned were $788.8 million in this year's first quarter versus $726.6 million in the year-ago period. Consolidated net investment income of $75.7 million for the first three months of 2005 was up by 7.4 percent when compared to the preceding year due primarily to the benefits of the Company's growing invested asset base.

                                     -more-

Old Republic International Corporatron
Add 2

General Insurance Group

Old Republic's General Insurance Group, which underwrites principally commercial property and liability insurance coverages, reported a 14.2 percent increase in pretax operating income to $84.8 million for this year's first quarter. This compares to $74.3 million earned during the same period of 2004. Net premiums earned in this year's first quarter were $431.1 million, up 14.5 percent from $376.5 million a year ago. The composite underwriting ratio for the first three months of 2005 reflected a slight decline to 92.1 percent when compared to 93.0 percent registered in the first quarter of 2004, and a modest increase from the very low 90.7 percent posted for all of 2004. The positive underwriting results are attributable to a reasonably stable pricing environment and well-controlled production and administrative expenses for substantially all of the Company's general insurance coverages.

Mortgage Guaranty Group

Old Republic's mortgage guaranty operations posted a double digit rise of 12.5 percent in pretax operating earnings to $64.6 million in this year's first quarter. Net premium revenues in the most recent quarter were $105.4 million, up
6.8 percent from the year-ago level of $98.7 million. Persistency for the traditional primary book of business continued to improve, rising to 65.2 percent from 50.2 percent in the first quarter of 2004 and 64.5 percent in the fourth quarter of 2004.

The composite underwriting ratio in the first three months of 2005 was 55.3 percent compared to 58.6 percent posted in the same quarter of 2004, and 61.1 percent for all of last year. Traditional primary business claim severity, measured in terms of average claim reserves and payments, remained relatively stable in this year's first quarter, as did claim frequency by comparison to the fourth quarter of 2004. The loss ratio of 32.2 percent, while moderately higher than the 29.5 percent loss ratio posted in the first three months of 2004, was nonetheless lower than the 38.9 percent posted in last year's final quarter and
35.5 percent for all of 2004. Most of the quarter-over-quarter decline in the expense ratio reflected this segment's share of the aforementioned 2004 stock option costs, as well as a further reduction in compensation costs in the latest quarter.

Title Insurance Group

Old Republic's title insurance business reflected slight variations in the key components of its pretax bottom line, which dropped slightly to $12.8 million in this year's first quarter. Premiums were down 5.0 percent quarter-over-quarter, while escrow and other fee revenues grew by 9.0 percent. In combination, premium and fee revenues were basically flat at $231.7 million in this year's first quarter. Claim costs, which are influenced principally by premium revenues, were stable for both quarterly periods, while other costs, inclusive of commissions paid on agency-derived premium production, were similarly even year-over-year. In combination, these factors produced a slightly higher composite ratio of 97.2 percent in this year's first quarter, compared to 97.0 percent and 96.3 percent in the first quarter and full year of 2004, respectively. While net investment income grew by 2.0 percent in the first three months of 2005, the gain was not sufficient to offset the current downward bias of the Company's results from its basic underwriting/service functions.

Corporate and Other Operations

Old Republic's small life and health business, and the corporate service operations of the parent holding company produced combined pretax losses of $1.7 million and $2.5 million in the first quarters of 2005 and 2004, respectively. Higher life and health pretax income was largely driven by a lower claim ratio and slightly greater investment income, which were partially offset by higher operating expenses. Corporate service operations were generally flat year-over-year.

                                     -more-

Old Republic International Corporation
Add 3

Cash, Invested Assets and Shareholders' Equity

Cash and invested assets at March 31, 2005, totaled $7.56 billion, or $41.39 per share, compared to $7.51 billion, or $41.19 per share, at December 31, 2004, and $7.08 billion, or $38.92 per share, at March 31, 2004. The investment portfolio reflects a current allocation of approximately 87 percent in fixed-maturity securities and 6 percent in equities. As in the past, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans. Consolidated operating cash flow of $195.6 million was slightly below the first quarter 2004 level due primarily to the timing of payments for income taxes, claims, and the previously announced settlement of the Title Insurance Group California litigation.

Common shareholders' equity was $3.88 billion at March 31, 2005, compared to $3.86 billion at December 31, 2004, and $3.66 billion at March 31, 2004. Book value per share was $21.24 at the end of March 2005, versus $21.17 at year-end 2004 and $20.16 at March 31, 2004. The latest quarter's change in book value reflects principally additions from earnings in excess of dividend requirements, offset by a decline in the value of investment securities carried at market values.

Conference Call Information

Old Republic has scheduled a conference call at 2:00 p.m. Central Daylight Savings Time today to discuss its first quarter 2005 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages, principally in the property and liability, mortgage guaranty and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $10.7 billion and capitalization of $4.0 billion. Its current stock market valuation is approximately $4.1 billion.

Safe Harbor Statement

Historical data pertaining to the operating performance, liquidity, and other financial indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed claims can have a bearing on period-to-period comparisons and future operating results.

                                     -more-

Old Republic International Corporation
Add 4

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements, commentaries, or inferences, of necessity, involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Additionally, mortgage guaranty results, may also be impacted by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

          For the latest news releases and other corporate documents on
                           Old Republic International
                           visit: www.oldrepublic.com
                                  -------------------

                           Financial Tables Follow....













                                     -more-

Old Republic International Corporation
Add 5


                                   Old Republic International Corporation
                                            FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------------------------------------

                                                                   Quarters Ended
                                                                      March 31,
                                                        --------------------------------------      %
                                                              2005                2004            Change
                                                        -------------------------------------------------
NET INCOME:
  Total                                                     $114,330,704         $106,413,317       7.4%
                                                        =================   ==================
  Per Share: Basic                                                 $0.63                $0.58       8.6%
                                                        =================   ==================
             Diluted                                               $0.62                $0.57       8.8%
                                                        =================   ==================

Average number of common and
  equivalent shares outstanding
             Basic                                           182,681,195          181,962,757
                                                        =================   ==================
             Diluted                                         184,688,964          184,504,465
                                                        =================   ==================
-------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
-------------------------------------------------------------------------------------------------------------
Basic Earnings:
  Net income, before items below                                   $0.60                $0.53      13.2%
  Realized investment gains                                         0.03                 0.05
                                                        -----------------   ------------------
      Net income                                                   $0.63                $0.58       8.6%
                                                        =================   ==================
Diluted Earnings:
  Net income, before items below                                   $0.59                $0.52      13.5%
  Realized investment gains                                         0.03                 0.05
                                                        -----------------   ------------------
      Net income                                                   $0.62                $0.57       8.8%
                                                        =================   ==================
-------------------------------------------------------------------------------------------------------------
BOOK  VALUE  PER  SHARE (End of periods)(a):
  As Reported                                                     $21.24               $20.16       5.4%
                                                        =================   ==================
  Cost Basis                                                      $20.73               $18.78      10.4%
                                                        =================   ==================
-------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY ($ in Millions) :
-------------------------------------------------------------------------------------------------------------
Operating Revenues:
  General                                                         $482.5               $425.4      13.4%
  Mortgage Guaranty                                                127.0                120.2       5.7%
  Title                                                            238.4                240.7      -1.0%
  Corporate & Other                                                 24.6                 20.4
                                                        -----------------   ------------------
      Consolidated Operating Revenues                              872.6                806.8       8.2%
Realized Investment Gains                                            7.9                 15.6
                                                        -----------------   ------------------
  Total Revenues                                                  $880.6               $822.4       7.1%
                                                        =================   ==================

Pretax Operating Income (Loss):
  General                                                          $84.8                $74.3      14.2%
  Mortgage Guaranty                                                 64.6                 57.4      12.5%
  Title                                                             12.8                 13.2      -3.3%
  Corporate & Other                                                 (1.7)                (2.5)
                                                        -----------------   ------------------
      Total                                                        160.5                142.5      12.7%
Realized Investment Gains                                            7.9                 15.6
                                                        -----------------   ------------------
      Revenues, Net of Expenses                                    168.5                158.1       6.6%
Income Taxes                                                        54.2                 51.7       4.8%
                                                        -----------------   ------------------
  Net Income                                                      $114.3               $106.4       7.4%
                                                        =================   ==================
-------------------------------------------------------------------------------------------------------------

(a) "As Reported" in financial statements with all securities carried at market value. "Cost Basis" calculation includes all investment securities at their currently amortized original cost.



                                     -more-

Old Republic International Corporation
Add 6

                                             Old Republic International Corporation
                                                   SEGMENTED OPERATING SUMMARY
                                                         ($ in Millions)
----------------------------------------------------------------------------------------------------------------------------------

                 Net                                                                                    Pretax
              Premiums        Net                                              Sales                  Operating      Composite
               & Fees      Investment     Other     Operating    Benefits     & Other       Total       Income     Underwriting
 Segment       Earned        Income       Income     Revenues    & Claims     Expenses     Expenses     (Loss)        Ratios
-----------  -----------  -----------  ----------- -----------  -----------  -----------  ----------- -----------  ------------
Quarter Ended March 31, 2005
----------------------------
General          $431.1        $47.8         $3.6      $482.5       $288.1       $109.5       $397.7       $84.8         92.1%
Mortgage          105.4         17.5          4.0       127.0         33.9         28.3         62.3        64.6         55.3%
Title             231.7          6.3          0.2       238.4         13.8        211.7        225.6        12.8         97.2%
Other              20.6          3.9          0.1        24.6         10.4         15.9         26.4        (1.7)         ---
             ----------------------------------------------------------------------------------------------------  ------------
Consolidated     $788.8        $75.7         $8.0      $872.6       $346.3       $365.6       $712.0      $160.5         88.5%
             ====================================================================================================  ============

Quarter Ended March 31, 2004
----------------------------
General          $376.5        $44.4         $4.3      $425.4       $249.2       $101.8       $351.1       $74.3         93.0%
Mortgage           98.7         16.6          4.8       120.2         29.1         33.5         62.7        57.4         58.6%
Title             234.1          6.2          0.2       240.7         13.9        213.5        227.4        13.2         97.0%
Other              17.1          3.1          0.1        20.4          9.7         13.2         23.0        (2.5)         ---
             ----------------------------------------------------------------------------------------------------  ------------
Consolidated     $726.6        $70.5         $9.6      $806.8       $302.1       $362.1       $664.2      $142.5         89.3%
             ====================================================================================================  ============

----------------------------------------------------------------------------------------------------------------------------------

Fiscal Twelve Months Ended March 31, 2005
-----------------------------------------
General        $1,677.5       $186.8        $15.2    $1,879.7     $1,108.4       $427.6     $1,536.1      $343.5         90.5%
Mortgage          409.8         68.6         18.1       496.7        148.0        116.9        264.9       231.7         60.2%
Title           1,022.8         25.7          1.0     1,049.5         59.6        927.7        987.4        62.1         96.4%
Other              68.1         14.8          0.6        83.5         36.0         63.9        100.0       (16.4)         ---
             ----------------------------------------------------------------------------------------------------  ------------
Consolidated   $3,178.3       $296.0        $35.1    $3,509.5     $1,352.2     $1,536.2     $2,888.5      $621.0         89.1%
             ====================================================================================================  ============

Fiscal Twelve Months Ended March 31, 2004
-----------------------------------------
General        $1,442.2       $175.8        $18.3    $1,636.3       $968.6       $393.8     $1,362.5      $273.8         92.9%
Mortgage          399.6         65.8         28.5       494.0        104.7        131.3        236.0       257.9         51.9%
Title           1,104.4         24.0          0.6     1,129.1         64.8        947.1      1,011.9       117.1         91.6%
Other              52.7         14.6          0.5        67.9         27.0         47.3         74.4        (6.4)         ---
             ----------------------------------------------------------------------------------------------------  ------------
Consolidated   $2,999.0       $280.3        $48.1    $3,327.5     $1,165.3     $1,519.6     $2,685.0      $642.5         87.3%
             ====================================================================================================  ============

----------------------------------------------------------------------------------------------------------------------------------










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
Old Republic International Corporation
Add 7

                            Old Republic International Corporation
                                SEGMENTED OPERATING STATISTICS
                                        ($ in Millions)
------------------------------------------------------------------------------------------------

                                                                     Quarters Ended
                                                                        March 31,
                                                          --------------------------------------
                                                                2005                 2004
                                                          --------------------------------------
General Insurance:
  Benefits and claims ratio                                           67.4%               67.0%
  Expense ratio                                                       24.7%               26.0%
                                                          ------------------   -----------------
     Composite ratio                                                  92.1%               93.0%
                                                          ==================   =================
  Paid loss ratio                                                     49.5%               51.0%
                                                          ==================   =================


Mortgage Guaranty:
  New insurance written: Traditional Primary                      $4,705.6            $5,899.5
                         Bulk                                      3,299.5                41.1
                         Other                                        39.8             1,165.0
                                                          ------------------   -----------------
                         Total                                    $8,045.0            $7,105.7
                                                          ==================   =================

  Net risk in force: Traditional Primary                         $15,274.2           $15,289.7
                     Bulk                                          1,094.5               783.3
                     Other                                           580.4               509.2
                                                          ------------------   -----------------
                     Total                                       $16,949.2           $16,582.2
                                                          ==================   =================

  Earned premiums: Direct                                           $124.6              $118.5
                                                          ==================   =================
                   Net                                              $105.4               $98.7
                                                          ==================   =================

  Persistency/Traditional Primary                                     65.2%               50.2%
                                                          ==================   =================

  Delinquency ratio: Traditional Primary                              3.75%               3.67%
                                                          ==================   =================
                     Bulk                                             3.79%               5.62%
                                                          ==================   =================

  Claims ratio                                                        32.2%               29.5%
  Expense ratio                                                       23.1%               29.1%
                                                          ------------------   -----------------
     Composite ratio                                                  55.3%               58.6%
                                                          ==================   =================

  Paid loss ratio                                                     31.6%               24.7%
                                                          ==================   =================


Title Insurance:
  Direct orders opened                                               99,025             112,072
                                                          ==================   =================
  Direct orders closed                                               77,118              82,579
                                                          ==================   =================

  Claims ratio                                                         6.0%                6.0%
  Expense ratio                                                       91.2%               91.0%
                                                          ------------------   -----------------
     Composite ratio                                                  97.2%               97.0%
                                                          ==================   =================

  Paid loss ratio                                                      5.0%                4.4%
                                                          ==================   =================




                                      -30-